UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, California 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On April 17, 2008, Insert Therapeutics, Inc. (“Insert”) and Calando Pharmaceuticals, Inc. (“Calando”), both majority owned subsidiaries of Arrowhead Research Corporation (the “Company”), effectuated the merger of Calando with and into Insert, with Insert continuing as the surviving corporation (the “Merger”). The Merger was consummated pursuant to a previously reported Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of Monday, January 14, 2008.

Among other things, the Merger was conditioned upon the recapitalization of Insert and Calando to eliminate the preferred stock of each company. Insert was recapitalized immediately before the effective time of the Merger, in which each share of Insert Series B Preferred Stock, Series C Preferred Stock and Series C-2 Preferred Stock was converted into one share of common stock, par value $0.0001 per share, of Insert (the “Insert Common Stock”). All warrants outstanding for the purchase of Insert Series D Preferred Stock became exercisable for a like number of shares of Insert Common Stock. Calando was recapitalized immediately before the effective time of the Merger, in which each share of Calando Series A Preferred Stock was converted into one share of Calando common stock, par value $0.0001 per share (the “Calando Common Stock”).

At the effective time of the Merger, each issued and outstanding share of Calando Common Stock, other than shares owned by any stockholder who is entitled to and who properly exercised appraisal rights under Delaware law, was canceled and automatically converted into the right to receive shares of Insert Common Stock based on the relative valuation of Insert to Calando of 1 to 1.5, or a Merger share exchange ratio of 5.974126 shares of Insert Common Stock issued for each share of Calando Common Stock. Each outstanding option to acquire one share of Calando Common Stock at the effective time of the Merger were converted into an option to acquire approximately 5.974126 shares of Insert Common Stock. After giving effect to the Merger, the Company owns approximately 66.5% of the outstanding shares Insert, or 61% of Insert on a fully diluted basis.

Pursuant to the terms of the Merger, on April 17, 2008, the Company entered into separate Financing Termination Agreements with each of Insert and Calando (the “Financing Termination Agreements”), pursuant to which the following previously filed agreements to which the Company was a party were terminated: (i) Insert’s Voting Agreement, dated as of June 4, 2004 (the “Insert Voting Agreement”), (ii) Insert’s Right of First Refusal and Co-Sale Agreement, dated as of June 4, 2004 (the “Insert ROFR”), (iii) Insert’s Investors’ Rights Agreement, dated as of June 4, 2005, as amended by Amendment No. 1 to Investors’ Rights Agreement, dated as of March 30, 2005, and as amended further by Amendment No. 2 to Investors’ Rights Agreement, dated as of October 25, 2006 (the “Insert IRA”), (iv) Calando’s Amended and Restated Voting Agreement, dated as of March 31, 2006 (the “Calando Voting Agreement”), (v) Calando’s Right of First Refusal and Co-Sale Agreement, dated as of March 31, 2006 (the “Calando ROFR”), and (vi) Calando’s Amended and Restated Investors’ Rights Agreement, dated as of March 31, 2006 (the “Calando IRA”).

Pursuant to the Insert Voting Agreement and Calando Voting Agreement, their respective stockholders were contractually obligated to vote for and maintain the authorized number of directors at three members. The Insert Voting Agreement granted Series B preferred stockholders the contractual right to elect a majority of the directors and Series A preferred stockholders and common stockholders the right to vote together as a single class, on an as converted basis, to elect the remaining directors to the board. The Calando Voting Agreement granted Series A preferred stockholders the contractual right to elect a majority of the directors and Series A preferred stockholders and common stockholders the right to vote together as a single class, on an as converted basis, to elect the remaining directors to the board.

The Insert ROFR and Calando ROFR both gave the Company the right of first refusal on stock sales by key holders, generally defined as founders. The agreements gave a second right of first refusal to specified other investors. The Series A Preferred Stock of Insert and Calando also had co-sale rights under the Insert ROFR and Calando ROFR, respectively.

The Calando IRA, like Insert IRA provided the holders of Series A preferred stock with, among things: (i) demand registration rights; (ii) piggyback registration rights in the event of a company registered offering; (iii) lock-up and market-stand off obligations following a registered underwritten public offering; (iv) preemptive rights on company offered securities; and (v) additional protective covenants such as a set stock option vesting schedule, director and officer insurance, non-disclosure and proprietary rights assignment and successor indemnification.

Pursuant to the terms of the Merger, on April 17, 2008, Insert entered into an Amended and Restated Investors’ Rights Agreement (the “Restated Insert IRA”), amending and restating Insert’s IRA. The terms of the Restated Insert IRA are substantially similar in all material respects to those in the Calando IRA and the Insert IRA, taken together.

In addition, on April 17, 2008, the Calando Agreement to Provide Additional Capital (the “Calando PAC Agreement”), dated as of March 31, 2006, between Calando and the Company was amended and terminated to accelerate the payment of the remaining $6,000,000 payable thereunder, against receipt of the repayment of $6,000,000 in principal on loans extended by the Company to either Insert or Calando ($6,187,663 principal and interest as of the date of filing).

The above is a brief summary of the Financing Termination Agreements, the Insert ROFR, the Insert Voting Agreement, the Insert IRA, the Restated Insert IRA, the Calando IRA, the Calando Voting Agreement, the Calando ROFR and the Calando PAC. The above summary does not purport to be complete and is qualified in its entirety by reference to the full text of the respective agreement, which is attached hereto as Exhibits 10.1 – 10.3, which are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 17, 2008, Insert and Calando terminated the license agreement between them, dated March 14, 2005 (the “License Agreement”), pursuant to which Insert granted Calando worldwide exclusive rights to Insert’s intellectual property related technologies, and a broad patent application covering methods and uses for the therapeutic use of RNAi, including its linear cyclodextrin polymers.

In addition, the disclosures above under Item 1.01 of this Current Report on Form 8-K relating to the Insert ROFR, the Insert Voting Agreement, the Insert IRA, the Calando IRA, the Calando Voting Agreement, the Calando ROFR and the Calando PAC Agreement are also responsive to Item 1.02 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Insert Financing Termination Agreement dated April 17, 2008 by and among Insert, the Company and key holders.

10.2	Calando Financing Termination Agreement dated April 17, 2008 by and among Insert, the Company and key holders.

10.3	Amended and Restated Insert Investors’ Rights Agreement dated April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2008

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul C. McDonnel
Paul C. McDonnel, Chief Financial Officer

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